Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of NetREIT, Inc. (the “Company”) on Form S-3 (expected to be filed on or about January 11, 2012) of our report dated March 31, 2011, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2010 and 2009, included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 31, 2011.

San Diego, California
January 11, 2012